Exhibit 99.1


                             STEPHEN P. HIGGINS, CPA
                               67 Dumbarton Drive
                              Huntington, NY 11743


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Brittany Enterprises, Inc.

We have audited the accompanying balance sheet of Brittany Enterprises, Inc. as of March 31, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Brittany Enterprises, Inc. at March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                       /s/ Stephen P. Higgins

August 28, 2001
Huntington, New York

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BRITTANY ENTERPRISES, INC.

Balance Sheet
March 31, 2001




                                     ASSETS

Real estate                                                              $46,394
                                                                         -------
  Total assets                                                           $46,394
                                                                         =======


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Note payable                                                           $36,394
                                                                         -------
        Current liabilities                                               36,394

STOCKHOLDER'S EQUITY:
  Common stock, $.001 par value, 100,000,000
   shares authorized; 2,000,000 shares issued and outstanding              2,000
  Additional paid-in capital                                               8,000
                                                                         -------
        Total stockholder's equity                                        10,000
                                                                         -------
        Total liabilities and stockholder's equity                       $46,394
                                                                         =======


See accompanying notes to financial statement.

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BRITTANY ENTERPRISES, INC.

Notes to Financial Statement


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  DESCRIPTION OF BUSINESS

          Brittany Enterprises, Inc. ("the Company") was formed on October 29, 1998 under the laws of the state of Nevada. The Company remained inactive until March 30, 2001 at which time it acquired two condominium units that are located in Dallas, Texas, which the Company intends to continue leasing.

     (b)  MANAGEMENT ESTIMATES

          The process of preparing a financial statement in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets and liabilities. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statement. Accordingly, upon settlement, actual results could differ from those estimated amounts.

     (c)  PROPERTY AND EQUIPMENT

          Depreciation of residential rental property is computed on the straight-line method with a life of 27.5 years.

(2) RELATED PARTY TRANSACTION

     On March 30, 2001, the Company issued 2,000,000 shares of its common stock and assumed debt in the amount of $36,394 to acquire two condominium units located in Dallas, Texas. The real estate was recorded at $46,394, its approximate depreciated cost to the sole shareholder of the Company.

(3) NOTE PAYABLE

     As a part of the transaction described above, the Company assumed debt in the amount of $36,394 which is due on demand with interest at 10%.

(4) SUBSEQUENT EVENT

     On April 24, 2001 the Company's sole shareholder exchanged his 2,000,000-share investment in the Company's common stock for 18,000,000 shares of the common stock of Princeton Mining Company ("Princeton"), an Idaho corporation. Consequently, the Company became a wholly owned subsidiary of Princeton, a publicly traded company. The former sole shareholder of the Company owned 65.29% of Princeton after the transaction. For accounting purposes, the acquisition will be treated as the acquisition of the Company by Princeton with the Company as the acquirer (reverse acquisition).

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